UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2009
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Senior Secured Notes Offering
     On July 10, 2009, CapitalSource Inc. (the “Company”) issued a press release announcing that it plans to offer $300 million aggregate principal amount of senior secured notes due 2014 in a private offering in the United States to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. A copy of this press release is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated in this Item 8.01 by reference.
     Common Stock Offering
     On July 14, 2009, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters (the “Underwriters”), in connection with the public offering (the “Offering”) of 17,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase an additional 2,625,000 shares of Common Stock to the extent necessary to cover over-allotments. The closing of the Offering is expected to occur on July 20, 2009. The Underwriting Agreement and certain other exhibits relating to the Offering are filed as exhibits to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2009	/s/ STEVEN A. MUSELES
Steven A. Museles
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Underwriting Agreement, dated July 14, 2009, by and between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters (the “Underwriting Agreement”).

5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities offered.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

99.1	Press release issued July 10, 2009 announcing senior secured notes offering.